Exhibit 99.1

Fourth Quarter 2006 Earnings Release and Supplemental Financials

January 18, 2007

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson	Tim Dirrim
	Executive Vice President	Vice President
	Chief Financial Officer	Corporate Communications
	Sky Financial Group, Inc.	Sky Financial Group, Inc.
	(419) 254-6068	(419) 327-6330

Sky Financial Group Reports 2006 Fourth Quarter and Year-End Results

•	Net Income of $.35 per Share Includes Derivative Gains and Balance Sheet Restructuring Charges

•	Core Operating Earnings of $.47 per Share

January 18, 2007 - Bowling Green, Ohio - Sky Financial Group, Inc. (NASDAQ: SKYF) today reported net income for the fourth quarter of 2006 of $40.1 million, or $.35 per diluted share, compared to $53.7 million, or $.49 per diluted share, for the fourth quarter of 2005. Annualized return on assets and return on equity for the fourth quarter were 0.90% and 8.72%, respectively, compared with 1.39% and 13.89%, respectively, for the same period in 2005. Net income for the fourth quarter of 2005 included income from discontinued operations of $0.4 million.

Core operating earnings were $54.1 million for the fourth quarter of 2006 versus $53.7 million for the same period in 2005. Core operating earnings per diluted share for the fourth quarter of 2006 were $.47 versus $.49 for the fourth quarter of 2005. Core operating earnings reflect net income adjusted to exclude certain charges and gains, detailed further below, that are not representative of ongoing operations. For the 2006 fourth quarter, on a core operating earnings basis, annualized return on assets and return on equity were 1.22% and 11.77%, respectively, compared with 1.39% and 13.90%, respectively, for the same period in 2005.

Cash operating earnings, which reflect core operating earnings excluding amortization of intangibles, were $56.9 million, or $.49 per diluted share, in the fourth quarter of 2006 compared to $56.3 million, or $.52 per diluted share, in the fourth quarter of 2005. On a cash operating basis, the annualized return on average tangible equity was 21.07% for the fourth quarter of 2006 compared with 23.08% for the same period in 2005.

“We are pleased with our strong operating results in 2006,” stated Marty E. Adams, chairman, president and chief executive officer. “Growth in our fee businesses and an overall focus on expense control helped us overcome the difficult interest rate environment and achieve improved financial performance for the year. Following our balance sheet restructuring in the fourth quarter, our net interest margin is properly positioned and we are looking forward to our pending merger with Huntington Bancshares in mid-2007.”

Sky Financial’s results of operations for the fourth quarter of 2006 were impacted by several items that management has determined are not indicative of ongoing operations. Sky Financial’s net income of $40.1 million, or $.35 per diluted share was impacted by the following items, which are not included in the core operating earnings of $54.1 million or $.47 per diluted share:

A.	A balance sheet restructuring, discussed further below, that resulted in net after-tax charges of $9.9 million, or $.09 per diluted share for the quarter. The pre-tax net charge of $15.2 million was recorded as follows: 1) Charges of $19.4 million recorded as a component of net securities gains (losses); and 2) Net gains of $4.2 million recorded as a component of other income.

B.	After-tax derivative gains of $0.3 million ($0.5 million before tax), which were related primarily to the balance sheet restructuring activities.

C.	After-tax merger, integration and restructuring expenses of $3.3 million ($5.1 million before tax), or $.03 per diluted share associated with the acquisition of Union Federal Bank of Indianapolis and Perpetual Savings Bank, both completed during the fourth quarter of 2006.

D.	After-tax charges totaling $1.0 million ($1.5 million before tax), or $.01 per diluted share, related to additional incentive compensation due to the completion of the Union Federal acquisition and conversion.

E.	An after-tax charge of $1.0 million ($1.5 million before tax), or $.01 per diluted share, related to additional nonqualified pension expenses due to an increase in Sky Financial’s common stock price following the announcement of the merger with Huntington Bancshares Incorporated.

F.	An after-tax net gain of $2.5 million ($3.9 million before tax), or $.02 per diluted share, from the sale of an insurance business. Sky Financial sold a portion of its insurance business related primarily to wholesale insurance. This net gain included a pre-tax gain of $6.7 million recorded as other income and pre-tax charges of $2.8 million recorded as salaries and employee benefits expense.

G.	An after-tax charge of $1.1 million ($1.7 million before tax), or $.01 per diluted share, from the impairment of an equity security.

H.	An after-tax charge of $0.5 million ($0.8 million before tax) from an adjustment to the amortization of mortgage servicing rights.

For the full year of 2006, Sky Financial reported net income of $190.3 million, or $1.72 per diluted share, versus $182.6 million, or $1.69 per diluted share for the prior year. Annualized return on assets and return on equity for 2006 were 1.18% and 11.56%, respectively, compared with 1.21% and 12.27%, respectively, for the full year of 2005. The net income for 2005 included income from discontinued operations of $0.4 million. The net income for 2006 was negatively affected by a change in the accounting for derivatives. During the second quarter of 2006, Sky Financial identified and corrected immaterial accounting errors related to certain derivative hedging relationships and recorded a loss of $9.9 million ($6.6 million after tax) to correct the cumulative impact of these errors. During the third and fourth quarters of 2006, Sky Financial terminated the affected swaps and recorded a gain of $4.2 million ($2.7 million after tax) recorded as derivative gains on swaps.

Core operating earnings were $209.4 million, or $1.89 per diluted share, for the full year of 2006 versus $183.3 million, or $1.70 per diluted share, for the prior year. For the full year 2006, on a core operating earnings basis, annualized return on assets and return on equity were 1.29% and 12.72%, respectively, compared with 1.21% and 12.32% respectively, for the full year of 2005.

Cash operating earnings were $219.7 million, or $1.98 per diluted share, for the full year of 2006 compared to $193.0 million, or $1.79 per diluted share, for the prior year. On a cash operating basis, the return on average tangible equity was 21.22% for 2006 compared with 20.38% for the prior year.

Fourth Quarter Results

Net interest income for the fourth quarter was $143.5 million, up 8.5% from $132.2 million in the fourth quarter of 2005. The net interest margin for the fourth quarter was 3.59%, down 6 basis points from the third quarter of 2006 and 17 basis points from the fourth quarter of 2005. The decrease in the net interest margin performance was primarily the result of the early fourth quarter acquisition of Union Federal Bank, which had a lower net interest margin, partially offset by an improved net interest margin as a result of the mid-fourth quarter balance sheet restructuring activities.

During the fourth quarter of 2006, Sky Financial restructured its balance sheet to strengthen capital ratios, maintain a sound interest rate risk position, enhance the net interest margin and improve future earnings following the completion of its recent acquisitions of Union Federal Bank and Perpetual Savings Bank. The restructuring actions resulted in a reduction in total assets, which included the sale of approximately $506 million of available-for-sale, fixed-rate investment securities with an average yield of 3.74% and the elimination of federal funds sold coming from the Union Federal acquisition. With the sale proceeds, Sky Financial paid off approximately $255 million of FHLB advances and $72 million of borrowings, with a combined average cost of 5.92% and reduced federal funds purchased. In addition to de-leveraging the balance sheet, these actions should improve the net interest margin and increase net interest income in the upcoming quarters.

Average earning assets increased 13.7% over the fourth quarter of 2005 due to organic growth and acquisitions. Average loans for the quarter increased 14.0% from the same quarter last year, with organic growth contributing 3.1% in addition to the acquisitions. Average deposits grew 20.0% from the fourth quarter of 2005, which included organic growth of 4.9% in addition to the acquisitions.

Non-interest revenues on a core-operating basis, excluding non-core operating adjustments recorded during the quarter, were $66.0 million, up 17.4% from $56.2 million in the fourth quarter of 2005. Total non-interest revenues were $55.3 million, down from $56.2 million in the fourth quarter of 2005 and included the following: (1) Pre-tax charges of $19.4 million recorded as net securities gains (losses) related to the balance sheet restructuring; (2) Pre-tax net gains of $4.2 million recorded as other income related to the balance sheet restructuring; (3) Pre-tax gains of $0.5 million related to derivative transactions, primarily as a result of the balance sheet restructuring; (4) A pre-tax gain of $6.7 million related to the sale of an insurance business; (5) Pre-tax charges of $1.7 million related to securities impairment; and (6) Pre-tax charges of $0.8 million related to additional amortization expense from mortgage servicing rights. Compared to the fourth quarter of 2005, service charges on deposits for the fourth quarter of 2006 were up 54.2% from higher volumes in deposit accounts from acquisitions, continued growth in transaction accounts and fee increases on certain types of accounts. In addition, trust services income was up 18.9% from higher trust assets compared to the prior year. Brokerage and insurance commissions were up 14.1%, due mostly to acquisitions in 2006. Other income in the quarter increased 77.3% over the fourth quarter of 2005, due primarily to the gains related to the balance sheet restructuring activities and the sale of an insurance business. Mortgage banking revenues were down 14.4%, mainly due to lower origination and sales revenue, lower recaptures of impairment and higher amortization during the fourth quarter of 2006. The higher amortization during the quarter reflects the additional amortization recorded during the quarter.

The fourth quarter non-interest expenses on a core operating basis, excluding the non-core operating adjustments recorded during the quarter, were $117.7 million, up 17.1% or $17.2 million from $100.5 million in the fourth quarter of 2005. Total non-interest expenses for the fourth quarter were $128.6 million compared to $101.1 million in the fourth quarter of 2005 and included the following: (1) Pre-tax charges of $5.1 million of merger, integration and restructuring expenses related to the acquisition of Union Federal Bank and Perpetual Savings Bank; (2) Pre-tax charges of $2.8 million of additional compensation expenses related to the insurance sale; (3) Pre-tax charges of $1.5 million related to additional nonqualified pension expenses due to the increase in price of Sky Financial’s common stock related to the announcement of the merger with Huntington Bancshares Incorporated; and (4) Pre-tax charges of $1.5 million related to additional incentive compensation due to the completion of the Union Federal acquisition and conversion. Core operating expenses increased over the fourth quarter of 2005, mainly due to the acquisitions in the fourth quarter of 2006. The efficiency ratio, on a cash operating basis, excluding the core operating adjustments, was 53.87% for the fourth quarter, compared to 51.02% for the same quarter in 2005.

Credit Quality

The provision for credit losses for the fourth quarter was $10.8 million, increasing from $6.8 million in the same quarter in 2005. The lower provision last year was the result of a reduction in non-performing assets accomplished during the fourth quarter of that year. Net credit losses for the quarter were $12.5 million, or .40% annualized to average total loans, compared to $16.2 million, or .59%, for the fourth quarter of 2005. Net credit losses for the full year of 2006 were $38.7 million, or .34% of average total loans, compared to $61.8 million, or 0.57% for 2005. At December 31, 2006, non-performing loans to total loans was 1.07% versus 1.13% at September 30, 2006 and 1.07% at December 31, 2005. Total non-performing loans at December 31, 2006, were $137.2 million, an increase of $9.9 million from $127.3 million at September 30, 2006 and an increase of $17.7 million from $119.5 million at December 31, 2005. The allowance for credit losses to non-performing loans at December 31, 2006, was 126% versus 113% at September 30, 2006 and 121% at December 31, 2005. Non-performing loans continue to reflect the non-accrual status of $15.4 million of loans with payments guaranteed by surety bonds issued by an insurance company, which remains in litigation.

Outlook for 2007

In 2007, Sky projects consistent strong financial performance with continued growth in core operating earnings per share for the year. Organic growth in loans and deposits is targeted between 5% and 7% for the year. The net interest margin will reflect the full benefit of the recent balance sheet restructuring beginning in the first quarter of 2007 and is expected to remain stable throughout the year. Asset quality in 2007 is forecasted to be consistent with 2006, with net charge-offs to total loans projected at 0.35% or below for the year. On a core operating basis and excluding the impact of acquisitions completed during 2006, total non-interest income is expected to grow slightly faster than the targeted organic balance sheet growth, while expenses should grow at a slower rate. In 2007, Sky’s results will reflect the continued focus on its strategic priorities.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. Sky believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Sky’s financial performance, its performance trends and financial position. Specifically, Sky provides measures based on “core operating earnings,” which excludes merger-related expenses, derivative gains and losses on swaps, balance sheet restructuring charges, gains related to the sale on an insurance business, certain additional employee compensation and benefit costs, and discontinued operations that are not reflective of ongoing operations or not expected to recur. In addition, Sky provides measures based on “cash operating earnings,” which further adjusts core operating earnings to exclude the effect of amortization of intangibles. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the financial tables.

Forward-looking Statement

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, and including statements about the benefits of the merger between Huntington Bancshares Incorporated (“Huntington”) and Sky Financial Group, Inc. (“Sky Financial”), which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of Huntington and Sky Financial may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Huntington and/or Sky Financial’s stockholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; other factors described in Huntington’s 2005 Annual Report on Form 10-K/A, Sky Financial’s 2005 Annual Report on Form 10-K, and documents subsequently filed by Huntington and Sky Financial with the Securities and Exchange Commission (“SEC”). All forward-looking statements included in this letter are based on information available at the time it was written. Neither Huntington nor Sky Financial assumes any obligation to update any forward-looking statement.

Additional Information about the Merger and Where to Find It

Huntington and Sky Financial will be filing relevant documents concerning the transaction with the SEC, including a registration statement on Form S-4, which will include a proxy statement/prospectus. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Huntington and Sky Financial, at the SEC’s Internet site: www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Huntington, Huntington Center, 41 South High Street, Columbus, Ohio 43287, Attention: Investor Relations, 614-480-4060; or Sky Financial, 221 South Church Street, Bowling Green, Ohio, 43402. The final proxy statement/prospectus will be mailed to stockholders of Huntington and Sky Financial.

Stockholders are urged to read the proxy statement/prospectus, and other relevant documents filed with the SEC regarding the proposed transaction when they become available, because they will contain important information.

The directors and executive officers of Huntington and Sky Financial and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Huntington’s directors and executive officers is available in its proxy statement filed with the SEC by Huntington on March 8, 2006. Information regarding Sky Financial’s directors and executive officers is available in its proxy statement filed with the SEC by Sky Financial on February 23, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About Sky Financial Group, Inc.

Sky Financial Group is a $17.7 billion diversified financial holding company. Sky’s asset size places it among the 40 largest publicly-held bank holding companies in the nation. Sky operates over 330 financial centers and over 400 ATMs, serving communities in Ohio, Pennsylvania, Michigan, Indiana and West

Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, asset management services; and Sky Insurance, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

-end-

Summary Financials-Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Three Months Ended December 31		Percent Change	Twelve Months Ended December 31		Percent Change
(Dollars in thousands, except per share data)	2006	2005		2006	2005
Interest income	$282,167	$223,243	26.4%	$1,013,491	$830,224	22.1%
Interest expense	138,656	91,017	52.3	471,945	315,572	49.6

Net interest income	143,511	132,226	8.5	541,546	514,652	5.2
Provision for credit losses	10,779	6,807	58.4	36,854	52,249	(29.5)

Net interest income after provision for credit losses	132,732	125,419	5.8	504,692	462,403	9.1

Non-interest income
Trust services income	6,551	5,511	18.9	24,279	21,918	10.8
Service charges and fees on deposit accounts	22,481	14,578	54.2	67,707	55,570	21.8
Mortgage banking income	4,820	5,632	(14.4)	23,141	24,991	(7.4)
Brokerage and insurance commissions	16,566	14,519	14.1	67,394	59,172	13.9
Net securities gains (losses)	(21,117)	1,553	(1,459.8)	(21,184)	3,662	(678.5)
Derivative gains (losses) on swaps	464	—	100.0	(5,895)	—	100.0
Net cash settlement on swaps	—	—	100.0	(40)	—	100.0
Other income	25,558	14,412	77.3	63,468	46,069	37.8

Total non-interest income	55,323	56,205	(1.6)	218,870	211,382	3.5

Non-interest expenses
Salaries and employee benefits	70,069	53,251	31.6	243,281	214,555	13.4
Occupancy and equipment expense	20,419	17,209	18.7	72,560	68,402	6.1
Merger, integration and restructuring expense	5,090	618	723.6	6,575	1,771	271.3
Other operating expenses	33,014	30,037	9.9	116,139	115,319	0.7

Total non-interest expense	128,592	101,115	27.2	438,555	400,047	9.6

Income before income taxes	59,463	80,509	(26.1)	285,007	273,738	4.1
Income taxes	19,407	27,168	(28.6)	94,669	91,547	3.4

Income from continuing operations	40,056	53,341	(24.9)	190,338	182,191	4.5
Income from discontinued operations, net of tax	—	372		—	372

Net income	$40,056	$53,713	(25.4)	$190,338	$182,563	4.3

SHARE DATA:

Earnings per share from continuing operations
Basic	$0.35	$0.49	(28.6)%	$1.73	$1.71	1.2%
Diluted	0.35	0.49	(28.6)	1.72	1.69	1.8

Earnings per share from discontinued operations
Basic	—	0.00	—	—	0.00	—
Diluted	—	0.00	—	—	0.00	—

Earnings per share
Basic	$0.35	0.50	(30.0)	$1.73	1.71	1.2
Diluted	0.35	0.49	(28.6)	1.72	1.69	1.8

Core operating earnings per share*
Basic	0.47	0.50	(6.1)	1.90	1.72	10.5
Diluted	0.47	0.49	(4.1)	1.89	1.70	11.2

Cash operating earnings per share*
Basic	0.49	0.52	(5.8)	2.00	1.81	10.5
Diluted	0.49	0.52	(5.8)	1.98	1.79	10.6
Cash dividend declared per common share	0.25	0.23	—	0.94	0.89	—
Average shares outstanding
Basic	115,000,000	107,844,000	—	110,105,000	106,796,000	—
Diluted	115,836,000	109,008,000	—	110,952,000	107,973,000	—

Summary Financials-Fourth Quarter 2006

PERFORMANCE RATIOS:

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Net Income	$40,056	$53,713	$190,338	$182,563
Return on average equity	8.72%	13.89%	11.56%	12.27%
Return on average assets	0.90%	1.39%	1.18%	1.21%

CONTINUING OPERATIONS
Income from continuing operations	$40,056	$53,341	$190,338	$182,191
Return on average equity	8.72%	13.79%	11.56%	12.25%
Return on average assets	0.90%	1.38%	1.18%	1.20%
Efficiency ratio	64.39	53.42	57.43	54.85
Net interest margin (FTE)	3.59%	3.76%	3.69%	3.73%

CORE OPERATING *
Core operating earnings	$54,061	$53,743	$209,441	$183,342
Return on average equity	11.77%	13.90%	12.72%	12.32%
Return on average assets	1.22%	1.39%	1.29%	1.21%
Efficiency ratio	55.95	53.09	54.60	54.60

CASH OPERATING*
Cash operating earnings	$56,914	$56,284	$219,713	$193,018
Return on average tangible equity	21.07%	23.08%	21.22%	20.38%
Return on average tangible assets	1.34%	1.51%	1.41%	1.32%
Efficiency ratio	53.87	51.02	52.57	52.56

PERIOD END BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31		Percent Change
	2006	2005
Cash and due from banks	$345,859	$318,114	8.7%
Interest-earning deposits with banks	12,245	15,037	(18.6)
Federal funds sold	40,000	—	—
Loans held for sale	20,019	24,184	(17.2)
Securities available for sale	3,129,960	3,097,472	1.0
Total loans	12,825,393	11,149,222	15.0
Allowance for credit losses	(172,990)	(144,461)	19.7

Net loans	12,652,403	11,004,761	15.0
Premises and equipment	202,614	166,797	21.5
Goodwill and other intangibles	803,448	588,939	36.4
Other assets	513,933	467,987	9.8

Total assets	$17,720,481	$15,683,291	13.0

Total interest-earning assets	$16,027,617	$14,285,915	12.2

Non-interest-bearing deposits	$1,953,658	$1,734,113	12.7
Interest-bearing deposits	11,266,995	9,021,563	24.9

Total deposits	13,220,653	10,755,676	22.9
Repos and federal funds purchased	978,661	1,053,244	(7.1)
Debt and FHLB advances	1,439,080	2,125,788	(32.3)
Other liabilities	208,117	194,706	6.9
Shareholders’ equity	1,873,970	1,553,877	20.6

Total liabilities and shareholders’ equity	$17,720,481	$15,683,291	13.0

Summary Financials-Fourth Quarter 2006

AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	Three Months Ended December 31		Percent Change	Twelve Months Ended December 31		Percent Change
	2006	2005		2006	2005
Cash and due from banks	$324,033	$249,407	29.9%	$263,769	$247,833	6.4%
Interest-earning deposits with banks	64,679	16,690	287.5	26,411	29,957	(11.8)
Federal funds sold	38,923	930	4,085.3	11,374	1,284	785.8
Loans held for sale	16,815	18,048	(6.8)	15,592	22,373	(30.3)
Securities available for sale	3,363,781	3,049,214	10.3	3,193,444	3,055,905	4.5
Total loans	12,474,587	10,946,325	14.0	11,523,336	10,766,796	7.0
Allowance for credit losses	(168,325)	(149,914)	12.3	(150,118)	(150,915)	(0.5)

Net loans	12,306,262	10,796,411	14.0	11,373,218	10,615,881	7.1
Premises and equipment	192,208	165,570	16.1	173,013	162,551	6.4
Goodwill and other intangibles	773,108	589,410	31.2	632,621	564,684	12.0
Other assets	515,889	472,562	9.2	503,348	445,230	13.1

Total assets	$17,595,698	$15,358,242	14.6	$16,192,790	$15,145,698	6.9

Total interest-earning assets	$15,958,785	$14,031,207	13.7	$14,770,157	$13,876,315	6.4

Non-interest-bearing deposits	$1,916,091	$1,698,192	12.8	$1,723,417	$1,641,264	5.0
Interest-bearing deposits	11,042,319	9,098,470	21.4	9,770,051	8,984,954	8.7

Total deposits	12,958,410	10,796,662	20.0	11,493,468	10,626,218	8.2
Repos and federal funds purchased	994,602	828,989	20.0	949,308	857,472	10.7
Debt and FHLB advances	1,626,733	2,027,218	(19.8)	1,924,253	2,024,967	(5.0)
Other liabilities	193,263	171,142	12.9	179,629	149,417	20.2
Shareholders’ equity	1,822,690	1,534,231	18.8	1,646,132	1,487,624	10.7

Total liabilities and shareholders’ equity	$17,595,698	$15,358,242	14.6	$16,192,790	$15,145,698	6.9

ASSET QUALITY DATA:

	December 31
	2006	2005
Non-accrual loans	$137,111	$119,030
Restructured loans	42	479

Total non-performing loans	137,153	119,509
Other real estate owned	21,669	17,476

Total non-performing assets	$158,822	$136,985

Loans 90 days or more past due and still accruing	$23,988	$27,987
Allowance for credit losses	172,990	144,461

ASSET QUALITY RATIOS:

Non-accrual loans to total loans	1.07%	1.07%
Non-performing loans to total loans	1.07	1.07
Non-performing assets to total assets	0.90	0.87
Loans 90 days or more past due and still accruing to total loans	0.19	0.25
Allowance for credit losses to non-performing loans	126.13	120.88
Allowance for credit losses to non-performing assets	108.92	105.46
Allowance for credit losses to total loans	1.35	1.30

NET CHARGE-OFFS

	Three Months Ended December 31
	2006	2005
Net charge-offs	$12,508	$16,223
Net charge-offs to average loans	0.40	0.59

	Twelve Months Ended December 31
	2006	2005
Net charge-offs	$38,699	$61,785
Net charge-offs to average loans	0.34	0.57

Summary Financials-Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings reflect net income adjusted to exclude the after-tax effect of discontinued operations and other charges and gains that management does not consider to be reflective of ongoing operations or are expected to recur.

Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles.

Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of non-core adjustments and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the three and twelve months ended December 31, 2006 and 2005:

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Net income	$40,056	$53,341	$190,338	$182,191

Add: Merger, integration and restructuring expense	5,090	618	6,575	1,771
Derivative (gains) losses on swaps	(464)	—	5,895	—
Balance sheet restructuring charges	15,252	—	15,252	—
Sale of an insurance business	(3,878)	—	(3,878)	—
Additional employee costs	3,020	—	3,020	—
Securities impairment	1,681	—	1,681	—
Additional amortization of mortgage servicing rights	845	—	845	—
Tax effect	(7,541)	(216)	(10,287)	(620)

After-tax non-operating items	14,005	402	19,103	1,151

Core operating earnings	$54,061	$53,743	$209,441	$183,342

Merger, integration and restructuring expenses in 2006 reflect charges associated with the acquisition of Union Federal Bank in all four quarters, additional costs from the Falls Bank acquisition incurred in the first quarter and costs from the Perpetual Savings Bank acquistion in the fourth quarter.

In the fourth quarter of 2006, Sky Financial completed a balance sheet restructuring that resulted in net charges of $14.7 million ($9.6 million after tax). The charges were recorded as follows: (1) Charges of $19.4 million recorded as a component of net securities gains (losses); (2) Net gains of $4.2 million recorded as a component of other income; and (3) Gains of $0.5 million recorded as derivative gains (losses) on swaps. The gains related to derivatives are included in derivative (gains) losses in the above tabular reconciliation.

The additional employee costs above represent additional employee compensation and benefits related to acquisitions and mergers. The additional costs incurred included $1.5 million related to the increase in Sky Financial’s non-qualified pension plan due to the value of Sky Financial Group common stock increasing after the merger announcement. In addition, an additional $1.5 million related to additional incentive compensation related to the Union Federal acquisition.

Merger, integration and restructuring expense in 2005 reflect charges associated with the acquisition of Belmont Bancorp in the second quarter, the cost associated with the acquisition of Falls Bank recorded in the third and fourth quarters and the cost associated with the pending acquisition of Union Federal Bank recorded in the fourth quarter.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, certain charges and gains that are not considered by management to be part of core earnings are removed from the numerator and the denominator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

Cash operating earnings

The following table reconciles core operating earnings to cash operating earnings for the three and twelve months ended December 31, 2006 and 2005:

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Core operating earnings	$54,061	$53,743	$209,441	$183,342
Add: Amortization of core deposits and other intangible assets	4,390	3,909	15,803	14,887
Tax effect	(1,537)	(1,368)	(5,531)	(5,211)

After-tax non-operating items	2,853	2,541	10,272	9,676

Cash operating earnings	$56,914	$56,284	$219,713	$193,018

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. Additionally, amortization of core deposits and other intangible assets and other charges and gains that are not considered by management to be a part of core operatering earnings are removed from the numerator and the denominator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

Summary Financials-Fourth Quarter 2006

The following table reconciles average GAAP equity to average tangible equity for the three and twelve months ended December 31, 2006 and 2005.

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Average GAAP equity	$1,822,690	$1,534,231	$1,646,132	$1,487,624

Goodwill	709,929	524,217	570,592	496,297
Core deposits and other intangibles	63,179	65,193	62,030	68,387
Deferred taxes	(22,113)	(22,818)	(21,711)	(23,935)

	750,995	566,592	610,911	540,749

Average tangible equity	$1,071,695	$967,639	$1,035,221	$946,875

The following table reconciles average GAAP assets to average tangible assets for the three and twelve months ended December, 2006 and 2005:

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Average GAAP assets	$17,595,698	$15,358,242	$16,192,790	$15,145,698

Goodwill	709,929	524,217	570,592	496,297
Core deposits and other intangibles	63,179	65,193	62,030	68,387
Deferred taxes	(22,113)	(22,818)	(21,711)	(23,935)

	750,995	566,592	610,911	540,749

Average tangible assets	$16,844,703	$14,791,650	$15,581,879	$14,604,949

The following table reconciles GAAP earnings per share to operating earnings per share, core operating earnings per share and cash operating earnings per share (certain information does not add due to rounding):

Basic EPS

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Net income	$0.35	$0.50	$1.73	$1.71
After-tax earnings from discontinued operations	—	(0.00)	—	(0.00)
After-tax non-core operating adjustments	0.12	0.00	0.17	0.01

Core operating earnings	0.47	0.50	1.90	1.72
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.09	0.09

Cash operating earnings	$0.49	$0.52	$2.00	$1.81

Diluted EPS

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Net income	$0.35	$0.49	$1.72	$1.69
After-tax earnings from discontinued operations	—	(0.00)	—	(0.00)
After-tax non-core operating adjustments	0.12	0.00	0.17	0.01

Core operating earnings	0.47	0.49	1.89	1.70
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.09	0.09

Cash operating earnings	$0.49	$0.52	$1.98	$1.79

— end —

Fourth Quarter 2006

Supplemental Financial Information

January 18, 2007

Supplemental Financial Information - Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER STATEMENTS OF INCOME (unaudited)

(Dollars in thousands)

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Fully taxable equivalent interest income	$283,034	$254,900	$243,898	$234,812	$224,108

Interest income	$282,167	$254,134	$243,146	$234,044	$223,243
Interest expense	138,656	122,155	109,926	101,208	91,017

Net interest income	143,511	131,979	133,220	132,836	132,226
Provision for credit losses	10,779	9,445	9,476	7,154	6,807

Net interest income after provision for credit losses	132,732	122,534	123,744	125,682	125,419

Non-interest income
Trust services income	6,551	5,835	6,012	5,881	5,511
Service charges and fees on deposit accounts	22,481	16,701	15,026	13,499	14,578
Mortgage banking income	4,820	6,240	6,518	5,563	5,632
Brokerage and insurance commissions	16,566	15,156	15,880	19,792	14,519
Net securities gains (losses)	(21,117)	18	(80)	(5)	1,553
Derivative gains (losses) on swaps	464	3,570	(9,930)	—	—
Net cash settlement on swaps	—	159	(199)	—	—
Other income	25,558	13,254	12,728	11,929	14,412

Total non-interest income	55,323	60,933	45,955	56,659	56,205

Non-interest expenses
Salaries and employee benefits	70,069	57,593	55,805	59,814	53,251
Occupancy and equipment expense	20,419	17,364	17,134	17,643	17,209
Merger, integration and restructuring expense	5,090	941	364	180	618
Other operating expenses	33,014	25,966	28,618	28,541	30,037

Total non-interest expense	128,592	101,864	101,921	106,178	101,115

Income from continuing operations before income taxes	59,463	81,603	67,778	76,163	80,509
Income taxes from continuing operations	19,407	27,034	22,705	25,523	27,168

Income from continuing operations	40,056	54,569	45,073	50,640	53,341

Income from discontinued operations, net of tax	—	—	—	—	372

Net income	$40,056	$54,569	$45,073	$50,640	$53,713

Core operating earnings	$54,061	$52,860	$51,764	$50,757	$53,743

1

Supplemental Financial Information - Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
PERFORMANCE RATIOS

Return on average equity	8.72%	13.48%	11.42%	13.07%	13.89%
Return on average assets	0.90	1.37	1.15	1.31	1.39

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
CONTINUING OPERATIONS

Return on average equity	8.72%	13.48%	11.42%	13.07%	13.79%
Return on average assets	0.90	1.37	1.15	1.31	1.38
Net interest rate spread (FTE)	3.01	3.08	3.23	3.30	3.32
Net interest rate margin (FTE)	3.59	3.65	3.75	3.78	3.76
Efficiency ratio	64.39	52.59	56.65	55.81	53.42

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
CORE OPERATING *

Return on average equity	11.77%	13.06%	13.11%	13.10%	13.90%
Return on average assets	1.22	1.33	1.32	1.31	1.39
Efficiency ratio	55.95	53.09	53.49	55.71	53.09

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
CASH OPERATING*

Return on average tangible equity	21.07%	21.02%	21.34%	21.49%	23.08%
Return on average assets	1.34	1.44	1.44	1.43	1.51
Efficiency ratio	53.87	51.13	51.49	53.67	51.02

2

Supplemental Financial Information - Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER SHARE DATA

(Unaudited)

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Earnings per share from continuing operations
Basic	$0.35	$0.50	$0.42	$0.47	$0.49
Diluted	0.35	0.50	0.41	0.46	0.49

Earnings per share from discontinued operations
Basic	—	—	—	—	0.00
Diluted	—	—	—	—	0.00

Earnings per share
Basic	0.35	0.50	0.42	0.47	0.50
Diluted	0.35	0.50	0.41	0.46	0.49

Core operating earnings per share*
Basic	0.47	0.49	0.48	0.47	0.50
Diluted	0.47	0.48	0.47	0.46	0.49

Cash operating earnings per share*
Basic	0.49	0.51	0.50	0.49	0.52
Diluted	0.49	0.51	0.50	0.49	0.52

Cash dividend declared per common share	0.25	0.23	0.23	0.23	0.23

Book value per share	16.05	15.10	14.47	14.41	14.35

Average shares outstanding
Basic	115,000,000	108,564,000	108,463,000	108,337,000	107,844,000
Diluted	115,836,000	109,345,000	109,266,000	109,287,000	109,008,000

Book value calculation shares outstanding	116,731,982	108,947,993	108,782,409	108,704,939	108,307,601

3

Supplemental Financial Information - Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Cash and due from banks	$324,033	$243,811	$240,562	$246,033	$249,407
Interest-earning deposits with banks	64,679	12,951	15,041	12,546	16,690
Federal funds sold	38,923	533	3,115	2,644	930
Loans held for sale	16,815	16,110	17,656	11,727	18,048
Securities available for sale	3,363,781	3,152,411	3,139,803	3,115,505	3,049,214
Total loans	12,474,587	11,265,283	11,165,552	11,176,494	10,946,325
Allowance for loan losses	(168,325)	(144,362)	(143,169)	(144,415)	(149,914)

Net loans	12,306,262	11,120,921	11,022,383	11,032,079	10,796,411
Premises and equipment	192,208	166,983	165,470	167,180	165,570
Goodwill and other intangibles	773,108	582,235	585,291	588,376	589,410
Other assets	515,889	506,848	507,024	483,232	472,562

Total assets	$17,595,698	$15,802,803	$15,696,345	$15,659,322	$15,358,242

Total interest-earning assets	$15,958,785	$14,447,288	$14,341,167	$14,318,916	$14,031,207

Non-interest-bearing deposits	$1,916,091	$1,655,915	$1,674,377	$1,645,047	$1,698,192
Interest-bearing deposits	11,042,319	9,573,663	9,330,457	9,114,741	9,098,470

Total deposits	12,958,410	11,229,578	11,004,834	10,759,788	10,796,662
Repos and federal funds purchased	994,602	869,381	913,764	1,020,649	828,989
Debt and FHLB advances	1,626,733	1,920,271	2,023,530	2,132,077	2,027,218
Other liabilities	193,263	178,081	170,984	176,019	171,142
Shareholders’ equity	1,822,690	1,605,492	1,583,233	1,570,789	1,534,231

Total liabilities and shareholders’ equity	$17,595,698	$15,802,803	$15,696,345	$15,659,322	$15,358,242

4

Supplemental Financial Information - Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERIOD END BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Cash and due from banks	$345,859	$272,903	$293,266	$260,304	$318,114
Interest-earning deposits with banks	12,245	12,980	13,226	9,652	15,037
Federal funds sold	40,000	—	—	23,000	—
Loans held for sale	20,019	16,515	22,296	23,395	24,184
Securities available for sale	3,129,960	3,221,525	3,084,312	3,144,045	3,097,472
Total loans	12,825,393	11,305,636	11,218,034	11,093,918	11,149,222
Allowance for loan losses	(172,990)	(144,310)	(144,601)	(143,383)	(144,461)

Net loans	12,652,403	11,161,326	11,073,433	10,950,535	11,004,761
Premises and equipment	202,614	166,865	166,551	165,598	166,797
Goodwill and other intangibles	803,448	580,306	583,948	587,231	588,939
Other assets	513,933	488,211	513,970	494,791	467,987

Total assets	$17,720,481	$15,920,631	$15,751,002	$15,658,551	$15,683,291

Total interest-earning assets	$16,027,617	$14,556,656	$14,337,868	$14,294,010	$14,285,915

Non-interest-bearing deposits	$1,953,658	$1,665,760	$1,698,585	$1,663,459	$1,734,113
Interest-bearing deposits	11,266,995	9,730,664	9,393,136	9,339,539	9,021,563

Total deposits	13,220,653	11,396,424	11,091,721	11,002,998	10,755,676
Repos and federal funds purchased	978,661	904,827	883,403	915,821	1,053,244
Debt and FHLB advances	1,439,080	1,781,640	2,010,758	1,982,984	2,125,788
Other liabilities	208,117	192,785	190,607	190,177	194,706
Shareholders’ equity	1,873,970	1,644,955	1,574,513	1,566,571	1,553,877

Total liabilities and shareholders’ equity	$17,720,481	$15,920,631	$15,751,002	$15,658,551	$15,683,291

5

Supplemental Financial Information - Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER LOAN TABLE (Unaudited)

(Dollars in thousands)

PERIOD END

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Residential Mortgage	$1,367,478	$1,069,992	$1,069,897	$1,125,633	$1,134,698
Home Equity	2,321,772	1,707,425	1,712,030	1,696,999	1,730,752
Consumer	782,264	689,380	691,270	695,392	711,197
Commercial Real Estate	4,323,729	4,704,738	4,666,045	4,539,276	4,552,226
Commercial and Industrial	4,030,150	3,134,101	3,078,792	3,036,618	3,020,349

Total Loans	$12,825,393	$11,305,636	$11,218,034	$11,093,918	$11,149,222

Residential Mortgage	11%	9%	10%	10%	10%
Home Equity	18%	15%	15%	15%	16%
Consumer	6%	6%	6%	6%	6%
Commercial Real Estate	34%	42%	42%	41%	41%
Commercial and Industrial	31%	28%	27%	28%	27%

Total Loans	100%	100%	100%	100%	100%

AVERAGES

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Residential Mortgage	$1,320,361	$1,070,254	$1,107,658	$1,132,588	$1,106,292
Home Equity	2,213,543	1,704,231	1,706,839	1,711,076	1,732,682
Consumer	768,657	691,634	695,951	701,714	724,727
Commercial Real Estate	4,330,749	4,711,243	4,609,588	4,524,839	4,536,494
Commercial and Industrial	3,841,277	3,087,921	3,045,569	3,106,277	2,846,130

Total Loans	$12,474,587	$11,265,283	$11,165,605	$11,176,494	$10,946,325

Residential Mortgage	11%	10%	10%	10%	10%
Home Equity	18%	15%	15%	15%	16%
Consumer	6%	6%	6%	6%	7%
Commercial Real Estate	35%	42%	41%	41%	41%
Commercial and Industrial	30%	27%	28%	28%	26%

Total Loans	100%	100%	100%	100%	100%

6

Supplemental Financial Information - Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER FUNDING TABLE (Unaudited)

(Dollars in thousands)

PERIOD END

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Non-interest-bearing demand deposits	$1,953,658	$1,665,760	$1,698,585	$1,663,459	$1,734,113
Interest-bearing demand deposits	464,406	415,232	354,253	385,747	333,491
Savings deposits	4,516,910	3,364,869	3,283,701	3,426,386	3,416,583
Time deposits	6,285,679	5,950,563	5,755,182	5,527,406	5,271,489

Total deposits	13,220,653	11,396,424	11,091,721	11,002,998	10,755,676

Short-term borrowings	978,661	904,827	883,403	915,821	1,053,244
Trust preferred securities	335,294	337,040	337,156	182,288	184,799
Debt and FHLB advances	1,103,786	1,444,600	1,673,602	1,800,696	1,940,989

Total funding sources	$15,638,394	$14,082,891	$13,985,882	$13,901,803	$13,934,708

AVERAGE

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Non-interest-bearing demand deposits	$1,916,091	$1,655,915	$1,674,377	$1,645,047	$1,698,192
Interest-bearing demand deposits	522,045	387,738	363,567	345,545	368,885
Savings deposits	4,248,402	3,327,147	3,327,009	3,396,816	3,524,370
Time deposits	6,271,872	5,858,778	5,639,881	5,372,380	5,205,215

Total deposits	12,958,410	11,229,578	11,004,834	10,759,788	10,796,662

Short-term borrowings	994,602	869,381	913,766	1,020,649	829,152
Trust preferred securities	362,397	338,275	254,433	184,440	185,934
Debt and FHLB advances	1,264,336	1,581,996	1,769,095	1,947,637	1,841,121

Total funding sources	$15,579,745	$14,019,230	$13,942,128	$13,912,514	$13,652,869

7

Supplemental Financial Information - Fourth Quarter 2006

ASSET QUALITY DATA:

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Non-accrual loans	$137,111	$127,279	$124,839	$128,402	$119,030
Restructured loans	42	43	45	463	479

Total non-performing loans	137,153	127,322	124,884	128,865	119,509
Other real estate owned	21,669	13,992	14,471	18,319	17,476

Total non-performing assets	$158,822	$141,314	$139,355	$147,184	$136,985

Loans 90 days or more past due and still accruing	$23,988	$17,207	$11,858	$20,408	$27,987
Net charge-offs	12,508	9,890	8,270	8,030	16,223
Allowance for loan losses	172,990	144,310	144,601	143,383	144,461

ASSET QUALITY RATIOS:

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Non-accrual loans to total loans	1.07%	1.13%	1.11%	1.16%	1.07%
Non-performing loans to total loans	1.07	1.13	1.11	1.16	1.07
Non-performing assets to total assets	0.90	0.89	0.88	0.94	0.87
Loans 90 days or more past due and still accruing to total loans	0.19	0.15	0.11	0.18	0.25
Net charge-offs to average loans	0.40	0.35	0.30	0.29	0.59
Allowance for loan losses to non-performing loans	126.13	113.34	115.79	111.27	120.88
Allowance for loan losses to non-performing assets	108.92	102.12	103.76	97.42	105.46
Allowance for loan losses to total loans	1.35	1.28	1.29	1.29	1.30

8

Supplemental Financial Information - Fourth Quarter 2006

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings reflect net income adjusted to exclude the after-tax effect of discontinued operations and other charges and gains that management does not consider to be reflective of ongoing operations or are expected to recur.

Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles.

Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of non-core adjustments and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the twelve months ended December 31, 2006 and 2005 for each of the five quarters presented in the tables:

	Twelve Months Ended December 31
	2006	2005
Income from continuing operations	$190,338	$182,191
Add: Merger, integration and restructuring expense	6,575	1,771
Derivative losses on swaps	5,895	—
Balance sheet restructuring charges	15,252	—
Sale of an insurance business	(3,878)	—
Additional employee costs	3,020	—
Securities impairment	1,681	—
Additional amortization of mortgage servicing rights	845	—
Tax effect	(10,287)	(620)

After-tax non-operating items	19,103	1,151

Core operating earnings	$209,441	$183,342

	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Income from continuing operations	$40,056	$54,569	$45,073	$50,640	$53,341

Add: Merger, integration and restructuring expense	5,090	941	364	180	618
Derivative (gains) losses on swaps	(464)	(3,570)	9,930	—	—
Balance sheet restructuring charges	15,252	—	—	—	—
Sale of an insurance business	(3,878)	—	—	—	—
Additional employee costs	3,020	—	—	—	—
Securities impairment	1,681	—	—	—	—
Additional amortization of mortgage servicing rights	845	—	—	—	—
Tax effect	(7,541)	920	(3,603)	(63)	(216)

After-tax non-operating items	14,005	(1,709)	6,691	117	402

Core operating earnings	$54,061	$52,860	$51,764	$50,757	$53,743

Merger, integration and restructuring expenses in 2006 reflect charges associated with the acquisition of Union Federal Bank in all four quarters, additional costs from the Falls Bank acquisition incurred in the first quarter and costs from the Perpetual Savings Bank acquistion in the fourth quarter.

In the fourth quarter of 2006, Sky Financial completed a balance sheet restructuring that resulted in net charges of $14.7 million ($9.6 million aftertax). The charges were recorded as follows: (1) Charges of $19.4 million recorded as a component of net securities gains (losses); (2) Net gains of $4.2 million recorded as a component of other income; and (3) Gains of $0.5 million recorded as derivative gains (losses) on swaps. The gains related to derivatives are included in derivative (gains) losses in the above tabular reconciliation.

The additional employee costs above represent additional employee compensation and benefits related to acquisitions and mergers. The additional costs incurred included $1.5 million related to the increase in Sky Financial’s non-qualified pension plan due to the value of Sky Financial Group common stock increasing after the merger announcement. In addition, an additional $1.5 million related to additional incentive compensation related to the Union Federal acquisition.

Merger, integration and restructuring expenses in 2005 reflect charges associated with the acquisition of Belmont Bancorp in the second quarter, the cost associated with the acquisition of Falls Bank recorded in the third and fourth quarters and the cost associated with the pending acquisition of Union Federal Bank recorded in the fourth quarter.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, certain charges and gains that are not considered by management to be part of core earnings are removed from the numerator and the denominator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

9

Supplemental Financial Information - Fourth Quarter 2006

Cash operating earnings

The following reconciles core operating earnings to cash operating earnings for the twelve months ended December 31, 2006 and 2005, as well as for each of the five quarters presented in these tables:

	Twelve Months Ended December 31
	2006	2005
Core operating earnings	$209,441	$183,342

Amortization of core deposits and other intangible assets	15,803	14,887
Tax effect	(5,531)	(5,211)

After-tax non-operating items	10,272	9,676

Cash operating earnings	$219,713	$193,018

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Core operating earnings	$54,061	$52,860	$51,764	$50,757	$53,743

Amortization of core deposits and other intangible assets	4,390	3,728	3,807	3,877	3,909
Tax effect	(1,537)	(1,305)	(1,332)	(1,357)	(1,368)

After-tax non-operating items	2,853	2,423	2,475	2,520	2,541

Cash operating earnings	$56,914	$55,283	$54,239	$53,277	$56,284

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. Additionally, amortization of core deposits and other intangible assets and other charges and gains that are not considered by management to be a part of core operatering earnings are removed from the numerator and the denominator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

10

Supplemental Financial Information - Fourth Quarter 2006

The following table reconciles average GAAP equity to average tangible equity for the three and twelve months ended December 31, 2006 and 2005, as well as each of the period ends presented in the tables.

	Twelve Months Ended December 31
	2006	2005
Average GAAP equity	$1,646,132	$1,487,624

Goodwill	570,592	496,297
Core deposits and other intangibles	62,030	68,387
Deferred taxes	(21,711)	(23,935)

	610,911	540,749

Average tangible equity	$1,035,221	$946,875

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Average GAAP equity	$1,822,690	$1,605,492	$1,583,233	$1,570,789	$1,534,231

Goodwill	709,929	524,329	523,582	522,981	524,217
Core deposits and other intangibles	63,179	57,906	61,709	65,395	65,193
Deferred taxes	(22,113)	(20,267)	(21,598)	(22,888)	(22,818)

	750,995	561,968	563,693	565,488	566,592

Average tangible equity	$1,071,695	$1,043,524	$1,019,540	$1,005,301	$967,639

The following table reconciles average GAAP assets to average tangible assets for the twelve months ended December 31, 2006 and 2005, as well as each of the period ends presented in the tables.

	Twelve Months Ended December 31
	2006	2005
Average GAAP assets	$16,192,790	$15,145,698

Goodwill	570,592	496,297
Core deposits and other intangibles	62,030	68,387
Deferred taxes	(21,711)	(23,935)

	610,911	540,749

Average tangible assets	$15,581,879	$14,604,949

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Average GAAP assets	$17,595,698	$15,802,803	$15,696,345	$15,659,322	$15,358,242

Goodwill	709,929	524,329	523,582	522,981	524,217
Core deposits and other intangibles	63,179	57,906	61,709	65,395	65,193
Deferred taxes	(22,113)	(20,267)	(21,598)	(22,888)	(22,818)

	750,995	561,968	563,693	565,488	566,592

Average tangible assets	$16,844,703	$15,240,835	$15,132,652	$15,093,834	$14,791,650

11

Supplemental Financial Information - Fourth Quarter 2006

The following table reconciles GAAP earnings per share to core operating earnings per share and cash operating earnings per share (certain information does not add due to rounding):

Basic EPS

	Twelve Months Ended December 31
	2006	2005
Net income	$1.73	$1.71
After-tax earnings from discontinued operations	—	(0.00)
After-tax core operating adjustments	0.17	0.01

Core operating earnings	1.90	1.72
After-tax amortization of core deposits and other intangible assets	0.09	0.09

Cash operating earnings	$2.00	$1.81

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Net income	$0.35	$0.50	$0.42	$0.47	$0.50
After-tax earnings from discontinued operations	—	—	—	—	(0.00)
After-tax core operating adjustments	0.12	(0.02)	0.06	0.00	0.00

Core operating earnings	0.47	0.49	0.48	0.47	0.50
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.02	0.02	0.02

Cash operating earnings	$0.49	$0.51	$0.50	$0.49	$0.52

Diluted EPS

	Twelve Months Ended December 31
	2006	2005
Net income	$1.72	$1.69
After-tax earnings from discontinued operations	—	(0.00)
After-tax core operating adjustments	0.17	0.01

Core operating earnings	1.89	1.70
After-tax amortization of core deposits and other intangible assets	0.09	0.09

Cash operating earnings	$1.98	$1.79

	2006				2005
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Net income	$0.35	$0.50	$0.41	$0.46	$0.49
After-tax earnings from discontinued operations	—	—	—	—	(0.00)
After-tax core operating adjustments	0.12	(0.02)	0.06	0.00	0.00

Core operating earnings	0.47	0.48	0.47	0.46	0.49
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.02	0.02	0.02

Cash operating earnings	$0.49	$0.51	$0.50	$0.49	$0.52

— end —

12